EXHIBIT 32.2

Certification of

Treasurer (Principal Financial and Accounting Officer)

of TGC Industries, Inc. Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the quarterly report on Form 10-QSB (the “Form 10-QSB”) for the quarter ended March 31, 2005 of TGC Industries, Inc. (the “Company”).  I, Kenneth W. Uselton, Secretary/Treasurer (Principal Financial and Accounting Officer) of the Company, certify that, to the best of my knowledge:

(1)                                  The Form 10-QSB fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 11, 2005

/s/ Kenneth W. Uselton
Kenneth W. Uselton
Treasurer (Principal Financial
and Accounting Officer)